EMPIRE STATE MUNICIPAL EXEMPT TRUST

                             GUARANTEED SERIES 126

                           REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement dated March 14, 1996 among Glickenhaus & Co. and Lebenthal & Co., Inc., as Depositors, The Bank of New York, as Trustee and Muller Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 66, Trust Indenture and Agreement" dated December 18, 1990 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                               WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee, and the Evaluator agree as follows:


                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

            Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that for all purposes of this Empire State Municipal Exempt Trust, Guaranteed Series 126, and all subsequent Series, the following sections of the Indenture are amended as follows:

            (a) Section 1.1(9) is hereby amended by deleting the words "Standard and Poor's Corporation" therein and substituting the words "Muller Data Corporation" in place thereof.


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            (b) Section 3.1 is hereby amended by revising it in its entirety to read as follows:

            Section 3.1. Initial Cost. The cost of the initial preparation, printing and execution of the Certificates and this Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket expenses (excluding expenses incurred in the preparation and printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses), to the extent not borne by the Depositors, shall be paid by the Trust; provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statement of Condition included in the Prospectus, and any such excess shall be borne by the Depositors. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.1, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.5, and the provisions of
            Section 6.4 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.5 and the addition provided in clause (4) of Section 5.1, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

            (c) Section 5.1 is hereby amended by revising the second sentence thereof to read as follows:

            Such evaluations shall take into account and itemize separately
            (1) the cash on hand in the Trust Fund (other than cash declared held specially for purchase of Contract Bonds under Section 3.14 hereof or cash credited to the Reserve Account) or moneys in the

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            process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds (including Contract Bonds) on the bid side of the market as determined by the Evaluator pursuant to
            Section 4.1, (3) interest accrued thereon not subject to collection and distribution, and (4) amounts representing organizational expenses paid less amounts representing secured organizational expenses of the Trust.



                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

            (a) The interest-bearing obligations listed in Schedule A hereto have been deposited in trust under this Indenture.

            (b) For the purposes of the definition of the Unit in item (28) of
Section 1.1, the fractional undivided interest in and ownership of the Trust is 10,000.

            (c) The fiscal year for the Trust shall end on September 30th of each year.

            (d) All Certificateholders of record on April 5, 1996 (the
"First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after May 1, 1996
(the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after June 1, 1996 to all Certificateholders of record on May 15, 1996 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

            (e)  The First Settlement Date shall mean March 19,
1996.

            (f) The number of Units referred to in Section 2.3 is 10,000.

            (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

            (h) For purposes of Section 6.4, the Trustee shall be paid per annum $1.35 per $1,000 principal amount of Bonds for

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that portion of the Trust under the monthly distribution plan and $0.95 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

            (i) For purposes of Section 8.6, the Depositors' maximum annual fee is hereby specified to be $0.25 per $1,000 principal amount of Bonds in the Trust.

            (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is December 31, 2045.

            (k) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

            (l) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

            IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                        [Signatures on separate pages]

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                                                           Schedule A

                                               EMPIRE STATE MUNICIPAL EXEMPT TRUST

                                                      Guaranteed Series 126

                                         Portfolio as of Date of Deposit, March 14, 1996

                                                                                    Redemption Features
 Port-                                                                   Coupon      Ant.--Anticipated      Yield        Cost of
 folio      Rating     Principal     Represented by Contracts to         Rate and   S.F.--Sinking Fund       to        Securities
  No.       (1)(2)     Amount (3)     Purchase Securities (4)            Maturity    Opt.--Optional (5)    Maturity   to Trust(6)(7)
------   ------------  ---------- -------------------------------------- ---------- -------------------------------- --------------
  1        AAA/Aaa     $2,000,000 New York State Medical Care             5.400%    08/15/09 @100 Ant.      5.916%     $1,845,00
                                  Facilities Finance Agency, Hospital    08/15/33   08/15/03 @102 Opt.
                                  and Nursing Home Insured
                                  Mortgage Revenue Bonds, 1993
                                  Series D (MBIA Insured)
  2        AAA/Aaa      1,500,000 New York City Municipal Water           5.500     06/15/12 @100 S.F.      5.795      1,443,750
                                  Finance Authority, Water & Sewer       06/15/19   06/15/04 @101 Opt.
                                  System Revenue Bonds, Fixed Rate
                                  Fiscal 1994 Series B (MBIA
                                  Insured)
  3        AAA/Aaa      1,500,000 New York State Medical Care             5.250     08/15/14 @100 S.F.       5.806     1,395,000
                                  Facilities Finance Agency, Mental      02/15/19   12/15/04 @102 Opt.
                                  Health Services Facilities
                                  Improvement Revenue Bonds, 1993
                                  Series F Refunding (MBIA Insured)
  4        AAA/Aaa        450,000 New York State Thruway Authority,       5.750     01/01/13 @100 S.F..     5.769        448,875
                                  General Revenue Bonds, Series A        01/01/19   01/01/02 @102 Opt.
                                  (MBIA Insured)
  5        AAA/Aaa        230,000 New York State Energy Research          5.500     No Sinking Fund         5.766        221,950
                                  and Development Authority, Gas         01/01/21   01/01/06 @102 Opt.
                                  Facilities Revenue Bonds, 1996
                                  Series (The Brooklyn Union Gas
                                  Company Project) (MBIA Insured)
  6        AA-/Aaa        320,000 The Port Authority of New York          5.750     12/15/21 @100S.F.       5.834        316,000
                                  and New Jersey Consolidated Bonds,     06/15/30   06/15/05 @101 Opt.
                                  One Hundredth Series
  7       Baa1*/Aaa     2,000,000 New York State Housing Finance          5.875     03/15/08 @100 S.F.      6.159      1,945,000
                                  Agency Service Contract Obligation     03/15/11   09/15/03 @102 Opt.
                                  Revenue Bonds, 1993, Series C
                                  Refunding
  8       Baa1*/Aaa     2,000,000 Dormitory Authority of the State of     5.700     No Sinking Fund         6.209      1,869,000
                                  New York, Court Facilities, Lease      05/15/22   05/15/03 @101.5 Opt.
                                  Revenue Bonds (The City of New
                                  York Issue), Series 1993A

                      $10,000,000                                                                                  $9,484,575.00
                      ===========                                                                                  =============

                                      GLICKENHAUS & CO.



                                      By /s/Brian C. Laux
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Thomas R. Westle, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Brian C. Laux, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 14th day of March, 1996.


                                                /s/ Thomas R. Westle
                                                Notary Public

         THOMAS R. WESTLE, ESQ.
    Notary Public, State of New York
            No. 02WE4749942
    Qualified in Westchester County
Certificate Filed in Westchester County
    Commission Expires June 30, 1997

[SEAL]


313665.1

                                      Lebenthal & Co., Inc.



                                      By:  /s/ James E. McGrath
                                              Authorized Officer

ATTEST:



By:  /s/D. Warren Kaufman
     Secretary

[CORPORATE SEAL]






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Thomas R. Westle, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James E. McGrath and D. Warren Kaufman personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Authorized Officer and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such Authorized Officer and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 14th day of March, 1996.



                                                   /s/Thomas R. Westle
                                                   Notary Public

         THOMAS R. WESTLE, ESQ.
    Notary Public, State of New York
            No. 02WE4749942
    Qualified in Westchester County
Certificate Filed in Westchester County
    Commission Expires June 30, 1997


[SEAL]





313665.1

                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/Ludim Sanabria
                                           Vice President

ATTEST:



By:  /s/Jennifer Dicker


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Emmanuel T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Ludim Sanabria and Jennifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

          GIVEN, under my hand and notarial seal this 13th day of March, 1996.



                                             /s/Emmanuel T. Lytle, Jr.
                                             Notary Public


[SEAL]

My commission expires: April 30, 1997


313665.1

                                      MULLER DATA CORPORATION, Evaluator


                                      By:  /s/Mario S. Buscemi
                                           Mario S. Buscemi
                                           Chief Operating Officer



ATTEST:


By: /s/Elizabeth Duggan
   Vice President

[CORPORATE SEAL]


313665.1